UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2020
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.

Underwriting Agreement

On November 10, 2020, L3Harris Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on behalf of themselves and the several underwriters named therein, with respect to the offering and sale of $650 million aggregate principal amount of 1.800% Notes due 2031 (the “Notes”) in an underwritten public offering by the Company. The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-233827) previously filed with the Securities and Exchange Commission (“SEC”) on September 18, 2019. The Underwriting Agreement contemplates that the Notes will be issued under an Indenture, dated as of September 3, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. The sale of the Notes is expected to close on November 25, 2020, subject to customary closing conditions. The foregoing description of some of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The Company intends to use the net proceeds of the offering of the Notes, together with cash on hand, to fund the redemption in full of all of the $650 million aggregate principal amount of the 4.95% Senior Notes (as defined below) due February 15, 2021 (approximately $501 million of which was issued by the Company and approximately $149 million of which was issued by its subsidiary, L3 Technologies, Inc.) (the “4.95% Notes”) and to pay accrued interest, fees and expenses associated with such redemption, and for general corporate purposes.

Redemption of 4.95% Notes

On November 12, 2020, the Company and its subsidiary, L3 Technologies, Inc., issued notices for the optional redemption in full of all of the outstanding $650 million aggregate principal amount of the 4.95% Notes. The 4.95% Notes will be redeemed on December 14, 2020 at a redemption price as set forth in the 4.95% Notes. On and after the date of redemption, the 4.95% Notes will no longer be deemed outstanding, interest on the 4.95% Notes will cease to accrue, and all rights of the holders of the 4.95% Notes will terminate, except for the right to receive the redemption payment upon surrender of the 4.95% Notes. The notice of redemption specifying the terms, conditions and procedures for the redemption is available through The Depository Trust Company and The Bank of New York Mellon Trust Company, N.A., as paying agent for the 4.95% Notes. The foregoing does not constitute a notice of redemption for the 4.95% Notes.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including those regarding the use of proceeds of the offering of the Notes, the completion of the redemption of the 4.95% Notes and the anticipated source of funds for such redemption. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include the risks and uncertainties described in the Company’s most recent Form 10-Q and the Company’s other filings with the SEC. These and many other factors could cause actual results to differ materially from expectations based on forward-looking statements made in this Current Report on Form 8-K or elsewhere by the Company or on its behalf. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of November 10, 2020, among L3Harris and Barclays Capital Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on behalf of themselves and the several underwriters named therein.

104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Jesus Malave Jr.
		Name:	Jesus Malave Jr.
Date: November 12, 2020		Title:	Senior Vice President and Chief Financial Officer

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